                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             HEALTH CARE REIT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             HEALTH CARE REIT, INC.

                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                                       AND

                                 PROXY STATEMENT






                                  MEETING DATE

                                   MAY 1, 2003

                             YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             HEALTH CARE REIT, INC.
                                   One SeaGate
                                   Suite 1500
                                 P.O. Box 1475
                            Toledo, Ohio 43603-1475

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 1, 2003

TO THE STOCKHOLDERS OF HEALTH CARE REIT, INC.:

     The Annual Meeting of Stockholders of Health Care REIT, Inc. will be held on May 1, 2003 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

     1.   The election of three Directors for a term of three years;

     2. The approval of an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 125,000,000;

     3. The approval of an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000;

     4. The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2003; and

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 6, 2003 will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Erin C. Ibele
                                   Vice President and Corporate Secretary

Toledo, Ohio
March 28, 2003


     PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IN LIEU OF MAILING THEIR PROXY CARD, HOLDERS OF SHARES OF COMMON STOCK MAY CHOOSE TO SEND IN A PROXY VIA THE INTERNET OR TELEPHONE BY FOLLOWING THE PROCEDURES PROVIDED ON THEIR PROXY CARD. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                             HEALTH CARE REIT, INC.


                                   ONE SEAGATE
                                   SUITE 1500
                                 P.O. BOX 1475
                            TOLEDO, OHIO 43603-1475


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 1, 2003
                                     GENERAL

     This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the "Company") by its Board of Directors in connection with the solicitation of proxies in the enclosed forms to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting"), which is scheduled to be held on Thursday, May 1, 2003 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to elect three Directors, approve amendments to the Company's Second Restated Certificate of Incorporation, ratify the appointment of Ernst & Young LLP as independent auditors and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying forms are returned properly executed and dated, or in the case of holders of shares of Common Stock, by following the appropriate procedures for submitting a proxy via the internet or by telephone, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with the Vice President/Corporate Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President/Corporate Secretary of the Company.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, electronically, personal interview, or by other means of communication. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Mellon Investor Services LLC to solicit proxies for a fee not to exceed $9,500, plus expenses and other customary charges.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting.

     The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders was March 31, 2003. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT/CORPORATE SECRETARY, HEALTH CARE REIT, INC. AT THE ABOVE ADDRESS.

                          VOTING SECURITIES OUTSTANDING

     As of March 6, 2003, the Company had outstanding 40,309,776 shares of common stock, $1.00 par value per share (the "Common Stock"), 3,000,000 shares of Series B Cumulative Redeemable Preferred Stock, $1.00 par value per share ("Series B Preferred Stock"), and 2,100,000 shares of Series C Cumulative Convertible Preferred Stock, $1.00 par value per share ("Series C Preferred Stock"). Stockholders of record at the close of business on March 6, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof as follows:

     On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     With respect to the election of Directors (Proposal 1), Series B Preferred Stock has no voting power and each share of Series C Preferred Stock is entitled to .97561 of one vote, which is equivalent to the number of common shares into which a preferred share is currently convertible.

     With respect to the proposed increase in the number of authorized shares of common stock (Proposal 2), and the proposal to ratify the appointment of the Company's independent auditors (Proposal 4), the Series B Preferred Stock has no voting power and each share of Series C Preferred Stock is entitled to .97561 of one vote when voting together with the Common Stock.

     With respect to Proposal 3, the increase in the number of authorized shares of preferred stock, this proposal must be approved by the holders of the shares of Series B Preferred Stock and the shares of Series C Preferred Stock, voting together as a class, as well as by the holders of the shares of Common Stock and the holders of the shares of Series C Preferred Stock, voting together. With respect to this proposal, each share of the Series B Preferred Stock and each share of the Series C Preferred Stock is entitled to one vote when voting together as a class on this proposal, and each share of the Series C Preferred Stock is entitled to .97561 of one vote when voting together with the Common Stock on this proposal.

                     PROPOSAL 1--ELECTION OF THREE DIRECTORS

     The Company is currently authorized to have nine Directors. The By-Laws divide the Board into three classes: Class I, Class II, and Class III. The Directors are elected for a three-year term or until the election and qualification of their respective successors. Proxies received will be voted to elect the three Directors named below to serve for a three-year term and until their respective successors are elected and have qualified or until their earlier resignation or removal.

     If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxy reserves the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Directors.

                                    CLASS II
                             DIRECTORS TO BE ELECTED

     PIER C. BORRA, AGE 63. Mr. Borra is Chairman and Chief Executive Officer of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. From April 1985 to December 1997, Mr. Borra served as Chairman, President and Chief Executive Officer of Arbor Health Care Company (operator of nursing homes). Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board's Compensation, Investment and Planning Committees.

     GEORGE L. CHAPMAN, AGE 55. Mr. Chapman is currently Chairman and Chief Executive Officer of the Company, positions he has held since October 1996, and served as President of the Company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board's Executive, Investment and Planning Committees.

     SHARON M. OSTER, AGE 54. Ms. Oster is Professor of Economics, Entrepreneurship and Management, Yale University School of Management. Ms. Oster also serves as a Director of Aristotle Corporation (holding company for a manufacturer of educational products) and Transpro, Inc. (designer and manufacturer of precision transportation products). Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board's Audit, Investment and Planning Committees.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The three nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                                    CLASS III
                       DIRECTORS WHOSE TERMS CONTINUE (1)

     JEFFREY H. DONAHUE, AGE 56. Since January 2003, Mr. Donahue has been President and Chief Executive Officer of The Enterprise Social Investment Corporation (a provider of affordable housing). Mr. Donahue was Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations), from December 1998 to September 2002. From September 1993 to December 1998, Mr. Donahue served as Senior Vice President and Chief Financial Officer of The Rouse Company. He has served as a Director of the Company since 1997 and is a member of the Board's Compensation, Investment and Planning Committees.

     BRUCE G. THOMPSON, AGE 73. Mr. Thompson served as a consultant to the Company in 1997 and 1998. From 1970 to October 1996, Mr. Thompson was Chairman and Chief Executive Officer of the Company. In addition, Mr. Thompson serves as President and a Director of First Toledo Corporation (developer of health care facilities), a position he has held since June 1994. Mr. Thompson is also a Director of Kingston HealthCare Company (manager of health care facilities). Mr. Thompson has served as a Director of the Company since 1971 and is a member of the Board's Executive, Investment and Planning Committees.

     RICHARD A. UNVERFERTH, AGE 79. Mr. Unverferth is Chairman of Unverferth Manufacturing Company, Inc. (agricultural equipment manufacturer). In addition, Mr. Unverferth is Chairman of H.C.F., Inc. (operator of skilled nursing facilities). Mr. Unverferth has served as a Director of the Company since 1971 and is a member of the Board's Audit, Compensation, Executive, Investment, Nominating and Planning Committees.

                                     CLASS I
                       DIRECTORS WHOSE TERMS CONTINUE (2)

     WILLIAM C. BALLARD, JR., AGE 62. Mr. Ballard is Of Counsel to Greenebaum Doll & McDonald PLLC (law firm) and has held this position since 1992. From 1972 to 1992, Mr. Ballard was Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of Trover Solutions, Inc. (healthcare subrogation and recovery services) and UnitedHealth Group (managed care company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board's Investment, Nominating and Planning Committees.

     PETER J. GRUA, AGE 49. Mr. Grua is a Principal and President of HLM Management Company, Inc. (registered investment adviser), where he has held various positions since 1992. From 1986 until 1992, Mr. Grua was a Managing Director and Senior Analyst of Alex. Brown & Sons, Incorporated (brokerage services). Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board's Investment, Nominating and Planning Committees.

     R. SCOTT TRUMBULL, AGE 54. Mr. Trumbull is Chairman and Chief Executive Officer of Franklin Electric Co., Inc. (manufacturer of electric motors), a position he has held since January 2003. From October 2001 through December 2002, Mr. Trumbull was Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc. (manufacturer of glass and plastic packaging products). From 1993 to October 2001, Mr. Trumbull served as Executive Vice President, International Operations & Corporate Development of Owens-Illinois, Inc. Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board's Audit, Investment and Planning Committees.

--------------------
(1)  The terms of Messrs. Donahue, Thompson and Unverferth expire in 2004.
(2)  The terms of Messrs. Ballard, Grua and Trumbull expire in 2005.

                              BOARD AND COMMITTEES

     The Board met four times during the year ended December 31, 2002. The Board has standing Audit, Executive, Compensation, Investment, Nominating and Planning Committees. In 1997, the Board appointed a subcommittee of the Investment Committee to meet between Investment Committee meetings. In 2002, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

     The Audit Committee met five times during the year ended December 31, 2002. The Audit Committee has the power to engage and discharge the independent auditors; reviews the plan and results of the auditing engagement with the independent auditors; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties. The Audit Committee is governed by a written charter approved by the Board of Directors.

     The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board.

     The Compensation Committee, which met five times during 2002, is generally responsible for determining the nature and amount of compensation for Executive Officers.

     The function of the Investment Committee and its subcommittee is to review and approve the Company's investments in health care facilities.

     The function of the Nominating Committee, which met once during 2002, is to select and recommend to the full Board nominees for election as Directors. The Committee may, in its discretion, consider nominees proposed by stockholders of the Company for the 2004 Annual Meeting of Stockholders, provided such recommendations are in writing, contain a description of the nominee's qualifications and his or her consent to serve, and are received by the Company by December 2, 2003.

     The function of the Planning Committee is to assist Management with identifying strategic opportunities for the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee, the members of which are independent as defined by the New York Stock Exchange's listing standards, oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with Management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from

Management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without Management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2002.

     The Audit Committee must pre-approve all non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002. Examples of non-prohibited services are: due diligence work for potential acquisitions and dispositions; tax compliance work; tax planning work; employee benefits plan audits; certain statutory audit work required for certain subsidiaries; and litigation support involving disputes related to financial statements audited by the Company's independent auditors.

     The Chairman of the Audit Committee may pre-approve non-audit services with a cost of less than $25,000. Pre-approval of the Audit Committee is required for all non-audit services that have a cost exceeding $25,000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

Sharon M. Oster, Audit Committee Chair
R. Scott Trumbull, Audit Committee Member
Richard A. Unverferth, Audit Committee Member
March 19, 2003


                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of March 6, 2003, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of Common Stock by each person who is a Director of the Company, each Executive Officer, and the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company's shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding common shares of the Company.

                                                                      COMMON STOCK
                                   --------------------------------------------------------------------------------
                                                               OPTIONS EXERCISABLE
NAME OF BENEFICIAL OWNER           SHARES HELD OF RECORD (1)      WITHIN 60 DAYS    TOTAL SHARES BENEFICIALLY OWNED
------------------------           -------------------------      --------------    -------------------------------
William C. Ballard, Jr.                      21,300                  30,001                      51,301(3)

Pier C. Borra                                42,000                  30,001                      72,001

Raymond W. Braun                            103,033                  93,500                     196,533(4)

George L. Chapman                           205,343                 259,519                     464,862(5)

Michael A. Crabtree                          34,852                  36,300                      71,152

Jeffrey H. Donahue                           12,750                  30,001                      42,751

Peter J. Grua                                13,000                  25,001                      38,001

Charles J. Herman, Jr.                       21,797                  26,250                      48,047

Erin C. Ibele                                43,377                  33,875                      77,252

Sharon M. Oster                               8,000                  30,001                      38,001

Bruce G. Thompson                           192,703                  30,001                     222,704

R. Scott Trumbull                             7,834                  16,667                      24,501

Richard A. Unverferth                         9,816(2)               30,001                      39,817



All Directors and Executive                 715,805                 671,118                   1,386,923(6)
Officers as a group (13 persons)

----------------------
(1) Includes all restricted shares granted under the Company's 1995 Stock Incentive Plan or Stock Plan for Non-Employee Directors beneficially owned by such Directors and Executive Officers as of March 6, 2003.
(2) Mr. Unverferth disclaims beneficial ownership of 3,816 shares held in his sons' names.
(3) Mr. Ballard's total shares beneficially owned include 5,000 shares owned by his spouse.
(4) Mr. Braun's total shares beneficially owned include 13,508 shares owned by his spouse's revocable trust.
(5) As of March 6, 2003, Mr. Chapman beneficially owned 1.15% of the outstanding shares of Common Stock of the Company, which includes
     5,100 shares held in his sons' names.
(6) Total beneficial ownership represents 3.44% of the outstanding shares of Common Stock of the Company.

     Based upon a filing made with the Securities and Exchange Commission in February 2003, the only stockholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock at March 6, 2003, is set forth below:

                                                                                       PERCENT OF
                                                             COMMON STOCK          OUTSTANDING COMMON
                      BENEFICIAL OWNER                    BENEFICIALLY OWNED             STOCK
                      ----------------                    ------------------             -----
           Cohen & Steers Capital Management, Inc.           2,600,425(1)                 6.5%
                      757 Third Avenue
                     New York, NY 10017


---------------------------
(1) Includes 2,570,725 shares over which Cohen & Steers has sole voting power and 2,600,425 shares over which Cohen & Steers has sole dispositive power.


     Holders of the Company's Series B Preferred Stock and Series C Preferred Stock will have certain voting rights at the annual meeting. The Company does not know of any holder with beneficial ownership of more than 5% of the outstanding Series B Preferred Stock. Based upon a filing made with the Securities and Exchange Commission in February 2003, the only stockholder known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Series C Preferred Stock at March 6, 2003, is set forth below:

                                                          SERIES C PREFERRED              PERCENT OF
                                                                STOCK                OUTSTANDING SERIES C
                      BENEFICIAL OWNER                    BENEFICIALLY OWNED            PREFERRED STOCK
                      ----------------                    ------------------            ---------------
           Five Arrows Realty Securities II L.L.C.           2,100,000(1)                    100%
                 1251 Avenue of the Americas
                     New York, NY 10020


------------------------

(1) Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, by (i) Five Arrows Realty Securities II L.L.C., a Delaware limited liability company ("Five Arrows"), (ii) Rothschild Realty Investors IIA L.L.C., a Delaware limited liability company and sole Managing Member of Five Arrows ("Rothschild"), (iii) Matthew W. Kaplan, a manager of Five Arrows, (iv) D. Pike Aloian, a manager of Five Arrows, (v) James E. Quigley 3rd, a manager of Five Arrows, (vi) Paul H. Jenssen, a manager of Rothschild, and (vii) John D. McGurk, a manager of each of Five Arrows and Rothschild. The 2,100,000 outstanding shares of Series C Preferred Stock are convertible into 2,048,781 shares of common stock, which would represent less than 5% of the shares of Common Stock outstanding after such conversion.

EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished as to the Executive Officers of the
Company:

     GEORGE L. CHAPMAN, AGE 55. Mr. Chapman has served as Chairman and Chief Executive Officer of the Company since October 1996 and served as President of the Company from September 1995 to May 2002. As described above, since 1992, Mr. Chapman has served in various executive capacities with the Company.

     RAYMOND W. BRAUN, AGE 45. Mr. Braun has served as President of the Company since May 2002, as well as Chief Financial Officer since July 2000. Since January 1993, he has served in various capacities, including Chief Operating Officer, Executive Vice President, Assistant Vice President and Assistant General Counsel of the Company.

     MICHAEL A. CRABTREE, AGE 46. Mr. Crabtree has served as Treasurer of the Company since July 2000. He served as Controller of the Company from 1996 to September 2002. Prior to joining the Company, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes, holding that position from July 1993 through July 1996.

     ERIN C. IBELE, AGE 41. Ms. Ibele has served as Vice President and Corporate Secretary of the Company since January 1993. Since 1986, Ms. Ibele has served in various capacities with the Company.

     CHARLES J. HERMAN, JR., AGE 37. Mr. Herman has served as Vice President of Operations since August 2000. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that date, Mr. Herman was also a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded during 1991.

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 2000, 2001 and 2002, and the total compensation awarded, earned, or paid during 2000, 2001 and 2002 to the Company's four most highly compensated Executive Officers who were serving at the end of 2002, and whose total annual salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION *
                                                                      ----------------------
                                                                      RESTRICTED
                                                                        STOCK     SECURITIES   ALL OTHER
             NAME AND                          ANNUAL COMPENSATION      AWARDS    UNDERLYING  COMPENSATION
        PRINCIPAL POSITION          YEAR      SALARY($)     BONUS($)   ($) (1)    OPTIONS (#)      ($)
------------------------------------------------------------------------------------------------------------
George L. Chapman,                  2002        $467,857    $502,122    $963,189    104,395     $128,221(2)
  Chairman and Chief Executive      2001         454,230     454,230     610,500    175,000       69,380
  Officer                           2000         441,000     418,950     420,250    175,000       33,639

Raymond W. Braun,                   2002         269,018     264,660     512,191     60,779       78,167(2)
  President and                     2001         252,865     233,900     335,775     96,250       46,342
  Chief Financial Officer           2000         231,958     209,903     231,138     96,250       26,289


Charles J. Herman, Jr.              2002         206,000     109,945     175,499     29,397        29,000(2)
  Vice President, Operations        2001         200,000      75,000     183,150     52,500             0
                                    2000          83,333      50,000     126,075     52,500             0

Michael A. Crabtree                 2002         134,562      63,744     153,009     20,352        43,813(2)
  Treasurer                         2001         130,643      65,322     146,520     42,000        30,824
                                    2000         116,005      60,248     100,860     42,000        21,309

Erin C. Ibele,                      2002         113,344      63,894     158,483     21,482        43,551(2)
  Vice President and                2001         110,043      55,022     122,100     35,000        32,591
  Corporate Secretary               2000         106,838      50,748      84,050     35,000        20,571



---------------------------
(1) The restricted stock awards vest ratably over five years. The restricted stock awards set forth above are valued at the time of grant. The table below shows the aggregate number of shares of restricted stock held at December 31, 2002 plus those granted on January 27, 2003 for performance during the fiscal year ended December 31, 2002. The value of the restricted stock held at December 31, 2002 is calculated by multiplying the number of shares thereof by the closing market price of $27.05 on the last trading day of 2002, and the value of the restricted stock granted on January 27, 2003 is calculated by multiplying the number of shares thereof by the closing market price of $25.82 on the date of grant. Dividends are paid on the restricted shares at the same rate as on all other shares of Common Stock of the Company. Such dividends are not included in the Summary Compensation Table.



                                                                                                   VALUE OF
                                                                                               JANUARY 27, 2003
                               NUMBER OF SHARES OF        VALUE OF          RESTRICTED STOCK   RESTRICTED STOCK
                               RESTRICTED STOCK AT     RESTRICTED STOCK       GRANTS ON            AWARDS AT
                                DECEMBER 31, 2002    AT DECEMBER 31, 2002   JANUARY 27, 2002     TIME OF GRANT
                               -------------------  ---------------------   ----------------   -----------------

     George L. Chapman          64,813                 $1,753,192                 37,304            $963,189
     Raymond W. Braun           34,157                    923,947                 19,837             512,191
     Charles J. Herman, Jr.     10,500                    284,025                  6,797             175,499
     Michael A. Crabtree        13,152                    355,762                  5,926             153,009
     Erin C. Ibele              13,703                    370,666                  6,138             158,483



(2) Includes $139,122 for 2002 that will be contributed in connection with the Company's Retirement Plan and Trust and Money Purchase Pension Plan. "All Other Compensation" also includes $183,630 of principal otherwise payable to the Company that was forgiven in 2002 pursuant to the terms of the Company's Executive Loan Program established in connection with the Stock Incentive Plan. See "Certain Relationships and Related Transactions--Executive Loan Program."

* Includes long-term incentives, consisting of an aggregate of 76,002 shares of restricted stock and stock options to purchase 236,405 shares, which were granted on January 27,2003 to the Executive Officers for performance during the fiscal year ended December 31, 2002.

EMPLOYMENT AGREEMENTS

     The Company and Mr. Chapman entered into a three-year employment agreement effective January 1, 1997, subject to optional successive three-year renewal terms. Mr. Chapman serves as the Company's Chairman and Chief Executive Officer. Mr. Chapman's annual base salary was increased to $481,893, effective January 1, 2003 and he is eligible for discretionary annual bonuses and stated fringe benefits. If Mr. Chapman is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 24 months, whichever is greater. If he resigns during the 12 months following a "change in corporate control" (as defined in the employment agreement), he would receive severance pay for 36 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 50% of his annual base salary. At Mr. Chapman's election, the Company would instead make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is delivered. Mr. Chapman's stock option and restricted stock awards under the 1995 Stock Incentive Plan would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. In addition, if it is determined that any payment by the Company to Mr. Chapman would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

     The Company has entered into similar employment agreements with the Company's other Executive Officers, which provide for two-year terms, minimum annual salaries, stated benefits, and severance payments in the event of a termination without cause or a change in corporate control.

     For those executives who have an employment agreement with the Company, if any amounts forgiven under the Executive Loan Program are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to the executives consistent with the formula set forth in the executive's then current employment agreement with respect to excise taxes, if any. See "Certain Relationships and Related Transactions--Executive Loan Program" below for additional information about these loans.

STOCK INCENTIVE PLAN

     The Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan") authorizes the Compensation Committee of the Board to grant eligible officers and key employees of the Company awards consisting of options to purchase shares of common stock, stock appreciation rights, dividend equivalent rights, shares of restricted stock or performance shares. The Compensation Committee has the discretion to select the particular officers and key employees who will receive awards.

                                 OPTION GRANTS*

                            NUMBER OF     % OF TOTAL
                             SHARES         OPTIONS
                           UNDERLYING     GRANTED TO     EXERCISE
                             OPTIONS       EMPLOYEES      OR BASE
                           GRANTED(#)      IN FISCAL       PRICE     EXPIRATION     GRANT DATE
       NAME                 (1), (2)         YEAR*        ($/SH)        DATE       VALUE ($) (3)
       ----                 --------         ----         ------        ----       -------------
George L. Chapman           104,395           35%         $25.82       1/27/13        $207,746

Raymond W. Braun             60,779           20%          25.82       1/27/13         120,950

Charles J. Herman, Jr.       29,397           10%          25.82       1/27/13          58,500

Michael A. Crabtree          20,352            7%          25.82       1/27/13          40,500

Erin C. Ibele                21,482            7%          25.82       1/27/13          42,749


---------------------------
(1)  All of the options granted vest between the years 2004 and 2008.
(2) The terms of the options granted permit cashless exercises and payment of the option exercise price by delivery of previously owned shares.
(3) The options were granted on January 27, 2003 and the Black-Scholes option valuation methodology was used based on estimates as of December 31, 2002. In using such methodology, the following variables were used: risk-free interest rate of 4.06%, dividend yields of 8.66%, expected lives of seven years, and expected volatility of 24.6%. The actual value, if any, that an Executive Officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an Executive Officer will be at or near the value estimated by this calculation.
* Option grants consist of stock options to purchase 236,405 shares that were granted on January 27, 2003 to the Executive Officers for performance during the fiscal year ended December 31, 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES*


                                                                      NUMBER OF SHARES
                                                                          UNDERLYING                  VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                      SHARES          VALUE           AT FISCAL YEAR END             AT FISCAL YEAR END($)(2)
                                   ACQUIRED ON      REALIZED          -------------------            -------------------------
             NAME                  EXERCISE (#)       ($)(1)   EXERCISABLE (#)  UNEXERCISABLE (#) EXERCISABLE ($) UNEXERCISABLE ($)
             ----                  ------------       ------   ---------------  ----------------- --------------  -----------------
         George L. Chapman          404,211       $3,310,997      255,000          333,557        $1,040,325      $1,957,668
         Raymond W. Braun           215,750        1,501,911       93,500          172,250           409,560       1,017,620
         Charles J. Herman, Jr.       5,250           54,810       26,250           73,500           188,895         433,020
         Michael A. Crabtree         41,900          269,089       36,300           73,300           169,208         434,141
         Erin C. Ibele               77,000          453,118       37,875           64,000           156,549         378,180


---------------------------
(1) Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.
(2) Calculated based on the closing market price on the last trading day of 2002 multiplied by the number of applicable shares covered by in-the-money options, less the total exercise price for such shares.
* Options at fiscal year end do not include stock options to purchase 236,405 shares that were granted on January 27, 2003 to the Executive Officers for performance during the fiscal year ended December 31, 2002.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective January 1, 2001, the Compensation Committee of the Board of Directors adopted a Supplemental Executive Retirement Plan (the "SERP"), a non-qualified defined benefit pension plan that provides certain executives selected by the Compensation Committee with supplemental deferred retirement benefits. The SERP provides an opportunity for participants to receive retirement benefits that cannot be paid under the Company's tax-qualified 401(k) Profit Sharing Plan because of the restrictions imposed by ERISA and the Internal Revenue Code of 1986, as amended.

     The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant's average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company's qualified plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his or her 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant's retirement occurs prior to his or her 65th birthday. Average compensation is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement.

     The actuarial equivalent of the benefit provided by the Company's qualified plan represents the value of Company contributions to the participant's qualified retirement plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

     In the event of a change in control of the Company, if the employment of the chief executive officer of the Company is terminated, either voluntarily or involuntarily for any reason, he or she will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction. With respect to other participants, if their employment is terminated after a change in control, either voluntarily or involuntarily for any reason, they will be entitled to receive their early retirement benefits as of the date of termination calculated by adding an additional five years of participation (up to but not beyond age 65) to the length of their participation proration, but with no reduction for early retirement.

     The SERP is unfunded and all benefits will be paid from the general assets of the Company. Eligibility is limited to a select group of Management or highly compensated employees whose qualified plan benefits are limited by ERISA and the Internal Revenue Code of 1986, as amended. The Compensation Committee has selected George Chapman and Raymond Braun to participate in the SERP. The table below illustrates, for a range of average compensation, the anticipated annual benefit if the participant retired and chose to receive benefits at age 65 calculated prior to any offset for the Company contributions to the participant's qualified plan:


        ------------------------------ -----------------------
            AVERAGE COMPENSATION               AGE 65
        ------------------------------ -----------------------
                  $500,000                     $175,000
        ------------------------------ -----------------------
                  $600,000                     $210,000
        ------------------------------ -----------------------
                  $700,000                     $245,000
        ------------------------------ -----------------------
                  $800,000                     $280,000
        ------------------------------ -----------------------
                  $900,000                     $315,000
        ------------------------------ -----------------------
                $1,000,000                     $350,000
        ------------------------------ -----------------------
                $1,100,000                     $385,000
        ------------------------------ -----------------------
                $1,200,000                     $420,000
        ------------------------------ -----------------------
                $1,300,000                     $455,000
        ------------------------------ -----------------------
                $1,400,000                     $490,000
        ------------------------------ -----------------------


     Based on current compensation, ages and years of participation, if Mr. Chapman and Mr. Braun would have elected early retirement at the end of 2002, Mr. Chapman and Mr. Braun would have been eligible for an annual benefit of $26,702 and $0, respectively, prior to any offset from their qualified retirement plan accounts.

COMPENSATION OF DIRECTORS

     In 2002, each Director received an annual fee of $20,000 for his or her services as such, which fee did not increase in 2003. In addition, each Director received a fee of $1,500 for each Board meeting attended. For 2002 and 2003, members of the Audit, Compensation and Nominating Committees received or will receive $1,000 for each meeting attended, and for the same time period, members of the Investment, the subcommittee of the Investment, and Planning Committees will receive $1,200, $1,000 and $1,500, respectively, for each such committee meeting attended. Commencing in 2003, the Chairmen of the Audit and Compensation Committees will receive an additional fee of $5,000 and the Chairman of the Nominating Committee will receive an additional fee of $2,500.

     Director's fees are not paid to Mr. Chapman. The fees paid to all other Directors totaled $277,000 in 2002.

     During 1997, the Company adopted the Stock Plan for Non-Employee Directors. Pursuant to this Plan, in January 2002 each continuing Director not employed by the Company was granted 1,000 shares of restricted stock and additional options to purchase 5,000 shares of common stock. In future years, each new non-employee Director will receive an option to purchase 10,000 shares of common stock upon joining the Board, and each non-employee Director will receive each year additional stock options to purchase 5,000 shares and an additional grant of 1,500 shares of restricted stock. All of the options have an option exercise price equal to the fair value of the shares at the time the options were granted. The options granted to a Director under this Plan may not be exercised more than 10 years after the date the options are granted. Option awards generally become exercisable in three equal installments on the first three anniversaries of the date of grant, so that one-third of the shares subject to the options will first become available for purchase by the Director on each of these anniversaries. Restricted stock awards generally become vested on the six month anniversary of the date of the grant. The other terms of these awards are set forth in detail in the Stock Plan for Non-Employee Directors.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information, as of March 6, 2003, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans (shares in thousands).


                                                                                                            (c)
                                                                                                    Number of Securities
                                                                                                   Remaining Available for
                                                     (a)                        (b)             Future Issuance Under Equity
                                             Number of Securities to      Weighted Average          Compensation Plans
                                             be Issued Upon Exercise     Exercise Price of         (Excluding Securities
                                                    of Options          Outstanding Options       Reflected in Column (a))
                                             -----------------------    -------------------     ----------------------------
Equity compensation plans approved by
stockholders                                         1,875,296                   $22.52                    801,117(1)
Equity compensation plans not approved by
stockholders                                         None                        N/A                         None
                                                     ---------                   ------                    ----------
Totals:                                              1,875,296                   $22.52                    801,117(1)


-----------------------------

(1) This number includes 723,367 shares of common stock reserved for future issuance under the 1995 Stock Incentive Plan, as amended, and 77,750 shares of common stock reserved for future issuance under the Stock Plan for Non-Employee Directors, as amended. The number of shares reserved for future issuance under the Stock Plan for Non-Employee Directors increases automatically each year by a number of shares equal to the number of non-employee Directors serving on the Board of Directors each January 1 times 6,000 shares (up to a maximum of 90,000 shares). There are no shares of common stock reserved for future issuance under the Health Care REIT, Inc. 1985 Incentive Stock Option Plan, as amended.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board is generally responsible for determining the nature and amount of compensation for Executive Officers. The Committee currently consists of three non-employee Directors, Pier C. Borra, Jeffrey H. Donahue and Richard A. Unverferth. During the year ended December 31, 2002, the Compensation Committee of the Board met five times, and it met once more in January 2003. The Compensation Committee utilizes the services of FPL Associates, a nationally recognized executive compensation consulting firm, to assist the Compensation Committee in reviewing and developing the Company's executive compensation program. Based largely on comparative compensation information provided by FPL Associates, which included a detailed survey of the compensation practices of other REITs in the health care industry, the Compensation Committee believes that the Company's executive compensation program remains within the market range for the Company's peer group of companies, and is well-designed to support the Company's incentive-based compensation philosophy.

     The Compensation Committee believes that compensation for the Chief Executive Officer and other Executive Officers should be generally competitive with other REITs in order to retain and attract top management. The three key components of the Company's Executive Officer compensation system are annual salaries, annual incentive bonuses and long-term incentives. In determining compensation for each of these three components, the Compensation Committee reviewed and considered data compiled by the Company's compensation consultants on salary, bonus and incentive compensation paid to executive officers by a number of peer groups with which the Company was compared.

     The Executive Officers' base salaries are established in their employment agreements and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate. For 2003, following discussions with the Chief Executive Officer and the Company's compensation consultants, the Compensation Committee approved salary increases for each Executive Officer, providing an adjustment for increased cost of living and to keep their compensation levels consistent with the pay levels other peer-group REITs provide for similar executive officer positions.

     Annual bonus compensation payments are based on attaining certain financial and non-financial business objectives of the Company on an annual basis. The 2002 bonuses for the Executive Officers were based on the 2002 program of performance goals approved by the Compensation Committee. For 2002, the primary goals related to achieving a target level of funds from operations per share (a standard measure of financial performance for REITs), increasing the Company's gross real estate investments, reducing the Company's funds from operations payout ratio for the year, and achieving a total stockholder return relative to the 3-year NAREIT Index, as well as the Committee's subjective appraisal of each officer's satisfaction of certain individual non-financial goals.

     Long-term incentives are primarily based on more closely aligning incentives with increasing stockholder value, individual performance and an individual's potential contributions to the Company's profitability and long-term growth. The Company's 1995 Stock Incentive Plan is the Company's primary vehicle for providing long-term incentive compensation, and is intended to enable the Company to continue to provide its Executive Officers and other key employees with competitive equity-based compensation in order to create appropriate long-term incentives. Under the terms of the Company's 1995 Stock Incentive Plan, the Compensation Committee has authority to approve stock option awards, restricted shares or other equity-based incentive awards to Executive Officers and key employees and to determine the terms of these awards. The Compensation Committee also reviewed the Executive Loan Program that was discontinued on July 30, 2002 as a result of the passage of the Sarbanes-Oxley Act of 2002. Although passage of this act did not affect any of the features of the existing loans, no additional loans will be made to Executive Officers. See "Certain Relationships and Related Transactions--Executive Loan Program."

     At its January 2003 meeting, the Compensation Committee granted Executive Officers of the Company stock options to purchase an aggregate of 236,405 shares, as well as an aggregate of 76,002 shares of restricted stock. The Compensation Committee's decision to grant these stock options and restricted stock awards was based on the Company's performance during the fiscal year ended December 31, 2002, including meeting the performance goals described above. Additionally, the Compensation Committee considered its subjective evaluation of the individuals' past and expected future contributions to the Company's long-term performance, and the Compensation Committee's goal of increased stock retention by Executive Officers.

     The Compensation Committee increased Mr. Chapman's annual base salary for 2003 from $467,857 to $481,893 effective January 1, 2003, an increase based upon the recommendation of the Committee's consultants, in light of the base salaries paid to CEOs of similarly situated REITs and increases in the cost of living during the prior year. In addition to his base salary, Mr. Chapman was eligible in 2002 to receive an annual bonus based on a percentage of his annual base salary, with the percentage earned to depend on achievement of the performance goals established by the Committee early in 2002. For 2002, these goals related primarily to achieving a target level of funds from operations per share, increasing the Company's gross real estate investments for the year, reducing the Company's funds from operations payout ratio and achieving a total stockholder return relative to the 3-year NAREIT Index, as well as Mr. Chapman's satisfaction of certain individual non-financial goals. In evaluating Mr. Chapman's performance, the Committee noted the Company's funds from operations per share of $2.660, the 35 percent 3-year total return for stockholders (exceeding the 15.93 percent reported by the NAREIT Index), and the Company's gross real estate investments of $457,000,000, which exceeded the target by more than 15 percent. Based upon Mr. Chapman's achievement of the specified goals and his overall performance in 2002, he was awarded an annual bonus of $502,122.
The Compensation Committee believes that the amount of Mr. Chapman's compensation is consistent with general compensation levels within the health care REIT industry and appropriate in view of the Company's performance in 2002.

     The Compensation Committee approved a minimum stock ownership policy, requiring each Executive Officer within five years of his or her date of hire, to own shares of the Company's common stock with a fair market value at least three times his or her annual base salary (five times annual base salary for the Chief Executive Officer). All shares of common stock beneficially owned by the Executive Officer will be taken into account, including unvested shares of restricted stock granted under the Company's 1995 Stock Incentive Plan but excluding shares subject to unexercised stock options.

     The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Executive Officers of the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will strive to provide Executive Officers with attractive, well-designed compensation packages that will generally preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility depend upon the timing of an Executive Officer's vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.

     The Compensation Committee is committed to maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of its stockholders. The Compensation Committee periodically reviews its program in order to make any further changes it considers necessary to achieve such objectives.

Pier C. Borra, Compensation Committee Chair
Jeffrey H. Donahue, Compensation Committee Member
Richard A. Unverferth, Compensation Committee Member
March 19, 2003

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change and the cumulative total stockholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Equity Index. One hundred forty nine companies comprise the NAREIT Equity
Index. The Index consists of REITs identified by NAREIT as equity (those REITs which have at least 75% of equity investments). Upon written request to the Vice President/Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, the Company will provide stockholders with the names of the component issuers. The data are based on the closing prices as of December 31 for each of the five years. 1997 equals $100 and dividends are assumed to be reinvested.


                       12/31/97        12/31/98       12/31/99      12/31/00      12/31/01      12/31/02
                       --------        --------       --------      --------      --------      --------
        S & P 500       100.00         128.58          155.63       141.46         124.65         97.10
        Company         100.00         100.14           65.40        81.68         136.39        165.30
        Equity          100.00          82.50           78.69        99.43         113.29        117.61



     Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Stockholder Return Performance Presentation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's Directors and Executive Officers, and persons who own beneficially more than 10% of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and The New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE LOAN PROGRAM

     Pursuant to the provisions of the Company's 1995 Stock Incentive Plan, the Company instituted an Executive Loan Program in 1999, pursuant to which the Company made six recourse loans to each of Messrs. Chapman, Braun and Crabtree and Ms. Ibele, Executive Officers of the Company, to assist them with paying taxes related to the vesting of restricted stock awards made under the 1995 Stock Incentive Plan. The Executive Loan Program was discontinued on July 30, 2002 as a result of the passage of the Sarbanes-Oxley Act of 2002. No additional loans will be made to the Executive Officers. The passage of this act did not affect any of the features of the existing loans.

     At March 15, 2003, the balance of the loans made to Messrs. Chapman, Braun and Crabtree and Ms. Ibele were $364,506, $181,358, $57,365 and $74,062, respectively. The highest amount due during 2002 by each of Messrs. Chapman, Braun and Crabtree and Ms. Ibele, was $486,354, $241,838, $75,494 and $99,440,
respectively.

     Each loan is evidenced by a promissory note, is secured by a pledge of the shares of the Common Stock of the Company that vested and gave rise to the tax liability with respect to which the loan was made to the Executive Officer and bears interest at the mid-term applicable federal rate established by the Internal Revenue Service at the time of the loan. The interest rates for the six loans range from 3.94 percent to 6.21 percent and interest is payable annually no later than thirty days after the anniversary date of the note. Each note becomes due and payable five years after the date of the note; however, on each anniversary date of each note, if the Executive Officer continues to be employed by the Company, one-fifth of the original principal amount due under the note is forgiven. If the Executive Officer's employment is involuntarily terminated for cause before a note is fully paid or if the Executive Officer voluntarily terminates his or her employment with the Company (other than by reason of death, disability or as a result of a change in control) before a note is fully paid, the outstanding balance becomes due and payable in ninety days. The entire outstanding amount due under the note will be forgiven in the event of a change in control in the Company or the death, disability or involuntary termination of the Executive Officer by the Company without cause.

     Finally, if any amounts forgiven are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to the Executive Officers consistent with the formula set forth in the Executive Officer's then current employment agreement with respect to excise taxes. In 2002, $183,630 was forgiven pursuant to the terms of the Executive Officers' existing loans.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2002, the Company provided a direct loan and a credit enhancement to a partnership and a credit enhancement to a second partnership, both in connection with assisted living facilities. Mr. Thompson, a Director of the Company, owns 50% of First Toledo Corporation, which serves as a general partner in each partnership. An affiliate of Mr. Thompson, Kingston HealthCare Company, operates one of the facilities. The partnership structures facilitated industrial development bond financing, and credit enhancements were provided in the form of the Company's agreement to purchase the facilities or the bonds in the event of default by the partnerships. The credit enhancement to the second partnership expired in December 2002 due to the repayment of the industrial development bonds related to one of the assisted living facilities. At December 31, 2002, the Company's contingent obligation under the agreement to purchase totaled $3,195,000. For the fiscal year ended 2002, the Company received $169,500 in connection with its contingent obligation pursuant to the agreement to purchase. For the fiscal year ended 2002, the Company recorded $59,000 of interest income.

     All of the related party matters were approved by either the Compensation Committee, or by a majority of Directors unaffiliated with the transactions. For the fiscal year ended December 31, 2002, revenues from related parties totaled $273,671, or .17%, of the revenues (including the revenues from discontinued operations) of the Company.


                      PROPOSAL 2 - AMENDMENT TO THE SECOND
                    RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors proposes that the Company's Second Restated Certificate of Incorporation be amended to increase the number of authorized shares of common stock, $1.00 par value per share ("Common Stock"), from 75,000,000 shares to 125,000,000 shares. As of March 6, 2003, the Company had 40,309,776 Common Stock shares outstanding, leaving 34,690,224 authorized shares available for further issuance, of which 331,397 shares have been reserved for future issuance under the Company's Dividend Reinvestment and Stock Purchase Plan, 723,367 shares have been reserved for future issuance under the Company's 1995 Stock Incentive Plan, 77,750 shares have been reserved for future issuance under the Stock Plan for Non-Employee Directors and 2,048,781 shares have been reserved for issuance upon conversion of the shares of Series C Preferred Stock.

     The Board of Directors believes that the availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as equity offerings, stock dividends, acquisitions or mergers, and other corporate purposes. The Board of Directors will determine whether, when, and on what terms the issuance of shares may be warranted in connection with any of the foregoing purposes.

     The availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares, the interest of the party attempting to gain control of the Company could be diluted. Also, the additional shares could be used to render more difficult a merger or similar transaction. It is noted, however, that in order to protect the Company's status as a real estate investment trust, the By-Laws limit ownership of the Company's voting securities by any person or entity to not more than 9.8% of the Company's voting securities outstanding. Consequently, the approval of the proposed amendment should have little incremental effect in discouraging unsolicited takeover attempts.

     If the proposed amendment is approved, all or any of the authorized shares of Common Stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all current stockholders would reduce current stockholders' proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company, voting as a separate class, and the affirmative vote of a majority of the outstanding shares of Common Stock and the outstanding shares of Series C Preferred Stock of the Company, voting together, is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the Delaware General Corporation Law.

                      PROPOSAL 3 - AMENDMENT TO THE SECOND
                    RESTATED CERTIFICATE OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

     The Board of Directors proposes that the Company's Restated Certificate of Incorporation be amended to increase the total number of authorized shares of preferred stock from 10,000,000 shares to 25,000,000 shares. Currently, the Restated Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"). In 2002, 900,000 shares of Series C Preferred Stock were converted into shares of Common Stock. As of March 6, 2003, the Company had 5,100,000 shares of Preferred Stock outstanding, leaving 4,000,000 authorized shares of Preferred Stock available for further issuance, of which 13,000 shares are designated as Series A Junior Participating Preferred Stock, 450,000 shares are designated as 8 7/8% Series B Cumulative Redeemable Preferred Stock, and the remaining 3,537,000 shares are undesignated. Currently, the Company has outstanding 3,000,000 shares of Series B Preferred Stock and 2,100,000 shares of Series C Preferred Stock.

     The authorized, undesignated and unissued shares of Preferred Stock and the shares of Preferred Stock to be authorized pursuant to this proposal, may be issued from time to time in one or more series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion or exchange rights, any voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any new series of Preferred Stock and the number of shares constituting such series and the designation thereof. The authority of the Board of Directors to determine the precise terms of each series of Preferred Stock would give it the flexibility to tailor each series to meet the particular requirements of the persons to whom the shares of such series are to be issued. Funds available for dividends on the Common Stock could be reduced by the amount of any dividends paid or accrued on the Preferred Stock. The Company has no present plans to issue, or authorize the issuance of, any additional shares of Preferred Stock.

     The availability for issuance of additional shares of Preferred Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares of Preferred Stock, the interest of the party attempting to gain control of the Company could be diluted. Also, the additional shares of Preferred Stock could be used to render more difficult a merger or similar transaction. If the Board so authorizes, the holders of any series of Preferred Stock may be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions in circumstances where the Delaware General Corporation Law would not require separate voting by class.

     If the proposed amendment is approved, all or any of the authorized shares of Preferred Stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all current stockholders would reduce current stockholders' proportionate interests.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT. The affirmative vote of a majority of the outstanding shares of Series B Preferred Stock and the Series C Preferred Stock of the Company, voting together as one class, as well as the affirmative vote of a majority of the outstanding shares of Common Stock of the Company and the outstanding shares of Series C Preferred Stock of the Company, voting together, is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the Delaware General Corporation Law.

                  PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended December 31, 2002 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 2003. Ernst & Young LLP has served as independent auditors of the Company since the Company's inception in 1970. Although the submission of this matter for approval by stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2004 because of the difficulty and expense of making a substitution. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


     Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows (in thousands):

                                   Year ended December 31
                               2002                      2001
                        -----------------         ------------------
Audit Fees                   $207,500                   $177,100
Audit-Related Fees                  0                          0
Tax Fees                      246,523                    162,775
All Other Fees                      0                          0
                        -----------------         ------------------
Totals                       $454,023                   $339,875


Audit Fees include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and services that generally only the independent auditor can provide such as comfort letters, consents and assistance with review of documents to be filed with or furnished to the Securities and Exchange Commission. Tax Fees include tax compliance, tax advice and tax planning.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

                                VOTING PROCEDURES

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

                                  OTHER MATTERS

     Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the person named in the proxy will vote in accordance with his judgment on such matters.

        STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2004 ANNUAL MEETING

     The Board of Directors requests that any stockholder proposals intended for inclusion in the Company's proxy materials for the 2004 Annual Meeting be submitted to Erin C. Ibele, Vice President and Corporate Secretary of the Company, in writing no later than December 2, 2003. Unless the Company has been given written notice by February 16, 2004 of a stockholder proposal to be presented at the 2004 Annual Meeting other than by means of inclusion in the Company's proxy materials for the Meeting, persons named in the proxies solicited by the Board of Directors for the Meeting may use their discretionary voting authority to vote against the proposal.

                                        BY THE ORDER OF THE BOARD OF DIRECTORS


                                        Erin C. Ibele
                                        Vice President and Corporate Secretary

       P                       PROXY FOR COMMON STOCK
       R
       O                       HEALTH CARE REIT, INC.
       X
       Y              PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 The undersigned hereby appoints G. L. Chapman, with full
            power of substitution, to vote all shares of common stock, $1.00 par value per share, of Health Care REIT, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 1, 2003, or any adjournments thereof.

                 YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                       TAKING OF A VOTE ON THE MATTERS HEREIN.

                 Returned proxy cards will be voted: (1) as specified on
            the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

                                     (Over)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                 PLEASE MARK     X
                                                 YOUR CHOICE
                                                   LIKE THIS
                                                  IN BLUE OR
                                                  BLACK INK.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" ALL OF THE FOLLOWING.

                                                                                       WITHHOLD
                                                                            FOR ALL     FOR ALL
1. Election of three Directors for a term of three years:

   PIER C. BORRA
   GEORGE L. CHAPMAN
   SHARON M. OSTER

  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLEASE WRITE THE
   PERSON'S NAME IN THE FOLLOWING SPACE:

  ----------------------------------------------------------------------------

                                                                                FOR    AGAINST   ABSTAIN
2. Approval of an amendment to the Company's Second Restated Certificate of
   Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 125,000,000.

3. Approval of an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from 10,000,000 to 25,000,000.

4. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2003.

5. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.

Please disregard if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature _______________________________ Signature if Held Jointly _____________  Date ________ , 2003

Please sign exactly as your name appears herein. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.

                            - FOLD AND DETACH HERE -

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11 P.M. EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
                               IN THE SAME MANNER
             AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                           http://www.eproxy.com/hcn
          Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to
                    create and submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-435-6710
           Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to
            enter your control number, located in the box below, and
                       then follow the directions given.

                                       OR

                                      MAIL
                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

       P      PROXY FOR SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
       R
       O                       HEALTH CARE REIT, INC.
       X
       Y              PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 The undersigned hereby appoints G. L. Chapman, with full
            power of substitution, to vote all shares of Series B Cumulative Redeemable Preferred Stock, $1.00 par value per share, of Health Care REIT, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 1, 2003, or any adjournments thereof.

                 YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                       TAKING OF A VOTE ON THE MATTERS HEREIN.

                 Returned proxy cards will be voted: (1) as specified on
            the matters listed below; and (2) in accordance with the Directors' recommendations where a choice is not specified.

                                    (Over)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                 PLEASE MARK     [X]
                                                 YOUR CHOICE
                                                   LIKE THIS
                                                  IN BLUE OR
                                                  BLACK INK.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE FOLLOWING.

                                         FOR   AGAINST  ABSTAIN

1. Approval of an amendment to the       [ ]    [ ]     [ ]
Company's Second Restated
Certificate of Incorporation to
increase the number of authorized
shares of Preferred Stock from
10,000,000 to 25,000,000.


Signature_______________________ Signature if Held Jointly ______________________________  Date ____, 2003

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.

--------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -

            PROXY FOR SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

                             HEALTH CARE REIT, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints G. L. Chapman, with full power of substitution, to vote all shares of Series C Cumulative Convertible Preferred Stock, $1.00 par value per share, of Health Care REIT, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 1, 2003, or any adjournments thereof.

               YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                     TAKING OF A VOTE ON THE MATTERS HEREIN.

     Returned proxy cards will be voted: (1) as specified on the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" ALL OF THE FOLLOWING.

     1. Election of three Directors for a term of three years: Pier C. Borra, George L. Chapman and Sharon M. Oster.

     [ ]  FOR ALL

     [ ]  WITHHOLD FOR ALL

To withhold authority to vote for any individual nominee, please write the person's name in the following space:

--------------------------------------------------------------------------------

     2. Approval of an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 125,000,000.

                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

     3. Approval of an amendment to the Company's Second Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from 10,000,000 to 25,000,000.

                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


     4. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2003.

                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

     5. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.

                                         Date: ___________________________, 2003


                                            ------------------------------------
                                                          Signature

                                            ------------------------------------
                                                  Signature if Held Jointly

                                       Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.


 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.